UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2020 (March 27, 2020)

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 27, 2020, KemPharm, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its continued non-compliance with the minimum bid price (“Bid Price”) of listed securities requirement for continued listing on The Nasdaq Capital Market (“NCM”), as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Rule”), may serve as an additional basis for delisting the Company’s securities from Nasdaq.  The Nasdaq Hearings Panel (the “Panel”) will consider this matter, and the Company’s continued non-compliance with the Market Value of Listed Securities (“MVLS”) continued listing requirement for the NCM, in their decision regarding the Company’s continued listing on the NCM, as well as any additional information provided to the Panel by the Company in writing no later than April 3, 2020.

In order to maintain the listing of its common stock on the NCM, the Company must regain compliance for all applicable continued listing standards within the respective compliance periods.

For instance, on May 17, 2019, the Company received notice from the Listing Qualification Department of Nasdaq that the Company was not in compliance with the continued listing requirement of The Nasdaq Global Market to maintain a minimum MVLS of $50.0 million. On January 15, 2020, the Company transferred the listing of the Company’s common stock to The Nasdaq Capital Market, and the Company will regain compliance with the MVLS continued listing requirement of The Nasdaq Capital Market by reaching a minimum MVLS of $35.0 million for ten (10) consecutive trading days on or before May 13, 2020.

The Company intends to provide additional information to the Panel with regard to its plan for regaining compliance with the Bid Price continued listing requirement, and continues to communicate with the Panel regarding its efforts to regain compliance with the MVLS continued listing requirement of the NCM for a minimum of ten (10) trading days on or before May 13, 2020.  Should the Panel determine not to allow the Company an extension to comply with the Bid Price continued listing requirement, or the Company fails to demonstrate compliance with the MVLS continued listing requirement of the NCM on or before May 13, 2020, Nasdaq will issue a final delist determination and the Company will be suspended from trading on Nasdaq.

Although the Company is taking definitive steps to evidence compliance with the applicable listing rules, there can be no assurance that the Panel will grant the Company’s request for continued listing on Nasdaq or, if the Panel grants the request, that the Company will be able to evidence compliance prior to the expiration of any extension that may be granted by the Panel. This could impair the liquidity and market price of its common stock. In addition, the delisting of its common stock from a national exchange could have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: April 2, 2020	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer